UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   January 20, 2011

GREAT WOLF RESORTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51064 (Commission File Number)	51-0510250 (IRS Employer Identification No.)

525 JUNCTION ROAD, SUITE 6000 SOUTH TOWER MADISON, WISCONSIN (Address of principal executive offices)	53717 (Zip Code)

Registrant’s telephone number, including area code:  (608) 662-4700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 20, 2011, Mr. J. Michael Schroeder resigned from his position as General Counsel and Corporate Secretary.  In accordance with his resignation letter agreement, dated January 25, 2011, Mr. Schroeder will remain with the registrant through February 23, 2011 to provide an orderly transition of his duties and will be treated for purposes of his existing employment agreement as having been terminated by the registrant without cause.

The terms of Mr. Schroeder’s existing employment agreement are summarized in the registrant’s 2010 annual meeting proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 26, 2011

GREAT WOLF RESORTS, INC.

By:	/s/ James A. Calder
Name:	James A. Calder
Title:	Chief Financial Officer